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                                                                  EXHIBIT 10.3

                               SECOND AMENDMENT
                              TO LEASE AGREEMENT

    THIS SECOND AMENDMENT TO LEASE AGREEMENT, made and entered into this 6th of December 1996, by and between Kraus-Anderson-Registration Mark-Incorporated, a Minnesota corporation, (hereinafter referred to as "Landlord") and Hanlon Manufacturing Company, a Minnesota corporation (hereinafter referred to as "Tenant");

    WITNESSETH THAT:

    A. Landlord is leasing to Tenant and Tenant is leasing from Landlord certain premises commonly known as 607 and 609A West Travelers Trail, Burnsville, MN, and located in Gateway Business Park, Phase 1 (the "Complex"), Suite 113 and 114A, as shown crosshatched in green upon Exhibit A attached (the "Original Leased Premises"), pursuant to written lease agreement dated March 1, 1994, and as amended by First Amendment to Lease dated January 18, 1996 (collectively referred to as the "Lease"); and

    B. WHEREAS, Landlord and Tenant desire to amend the Lease to provide that Tenant's space will be increased by an additional eight thousand one hundred ninety seven (8,197) square feet of space adjacent to Tenant's current leased space, as shown crosshatched in yellow on the attached Exhibit A (the "Additional Premises"); and

    C. WHEREAS, the parties hereto now desire to extend the term of the Lease by a period of six (6) months and to amend certain other provisions thereof;

    NOW THEREFORE, in consideration of the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby amend the Lease and agree as follows:

1. ARTICLE 1, SECTION 2 - TERM: The term of the Lease is hereby extended for an additional period of six (6) months, to commence on July 1, 1997 and to expire on December 31, 1997.

2.  ARTICLE 1, SECTION 1 - PREMISES:

    a.) Subject to the terms and conditions hereof, Landlord hereby leases the Additional Premises to Tenant and Tenant leases said premises from Landlord.

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    b.) Effective beginning on December 1, 1996 and extending through the extended Lease expiration date of December 31, 1997, the term "Leased Premises", as used in the Lease, shall mean the Original Leased Premises PLUS the Additional Premises, together consisting of approximately 12,895 total square feet.

3.  ARTICLE 3. SECTION 1 ANNUAL BASE RENT:

    Beginning on December 1, 1996, the fixed annual base rent for the Original Leased Premises and the Additional Premises shall be payable as follows:

    Rental Period:             Initial         Annual Rent        Monthly Rent
    ---------------            -------         -----------        ------------
    12/01/96 - 06/30/97       [Initial]        $100,610.88          $8,384.24
    07/01/97 - 12/31/97       [Initial]        $109,781.76          $9,148.48

4.  ADDITIONAL RENT:

    a.)  Tenant's "proportionate share" as that phrase is used in Article 1,
    Section 1 of the Lease, shall be increased from 9.40% of the Complex to 24.79% of the Complex, beginning on December 1, 1996 and continuing through the balance of the remaining lease term, ending on December 31, 1997.

    b.) Tenant shall be required to pay for costs for all utility services for the Additional Premises beginning on December 1, 1996 and continuing throughout the expiration date of December 31, 1997.


5. TENANT'S CONSTRUCTION: The Tenant shall accept the Additional Premises in an "as is" condition and Tenant agrees to be responsible for any leasehold improvements at the Additional Premises; All construction shall meet fire and safety standards and all other City, State and Federal building codes; Tenant shall be required to obtain Landlord's prior approval before commencing any construction at the Original Premises or the Additional Premises.


6.  ARTICLE 1, SECTION 2 - TERM:

    The expiration date of the term of the Lease, as set forth therein, and all other conditions and covenants of the Lease shall apply with full force and effect to Tenant's lease of the Additional Premises, and, for purposes of the Lease, the term Original Leased Premises shall be construed to mean the Original Leased Premises crosshatched in green on Exhibit A together with the Additional Premises crosshatched in yellow on Exhibit A, said combined premises totaling approximately 12,895 square feet of space.

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7.  RIGHT TO TERMINATE:

    Tenant shall have the option to terminate the Lease on October 31, 1997 with ninety (90) days written notice prior to termination thereof to Landlord.

    If tenant does not exercise the first option, Tenant shall also have the option to terminate on November 30, 1997 with ninety (90) days written notice prior to termination there of to Landlord and Tenant shall have no further right to terminate the lease thereafter.


    IN WITNESS WHEREOF, the parties hereto have caused this Lease Amendment to be executed the day and year first above written.


    KRAUS-ANDERSON, INCORPORATED                   HANLON MANUFACTURING
                                                   COMPANY

    By:                                            By:
      -----------------------------                   --------------------------
      Burton F. Dahlberg                              [Illegible]


    Its:      PRESIDENT                            Its: Co Founder
        --------------------------                     -------------------------
                          Landlord                                        Tenant